UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with the cases (In re VeraSun Energy Corporation, et al., Case No. 08-12606 (BLS)) of VeraSun Energy Corporation (the “Company”) and certain of its subsidiaries (collectively, including the Company, the “Debtors”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), the Company on July 31, 2009 filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (1) a joint plan of liquidation (the “Plan”) for the resolution of the outstanding claims against and interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code and (2) a related disclosure statement. These documents, which are available through the Company’s web site at http://www.verasun.com by following the link to “more information REORGANIZATION” or at http://www.kccllc.net/verasun, remain subject to modification and revision and are subject to approval by the Bankruptcy Court as part of the plan confirmation process. Under the terms of the Plan, all shares of the Company’s common stock would be cancelled upon effectiveness of the Plan, and the Company’s shareholders would not receive or retain any distribution or other property on account of their shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: July 31, 2009	By:	/s/ Mark D. Dickey
Mark D. Dickey
Senior Vice President, General Counsel and Corporate Secretary